UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Date of report (Date of earliest event reported):  APRIL 12, 2006 (JANUARY 6, 2006)
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                       PAR PHARMACEUTICAL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



              DELAWARE               FILE NUMBER 1-10827              22-3122182
(State or other jurisdiction of   (Commission File Number)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

300 TICE BOULEVARD, WOODCLIFF LAKE, NEW JERSEY                             07677
         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (201) 802-4000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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   ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.



Par Pharmaceutical Companies, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Mr. John A. MacPhee, dated as of January 6, 2006, which cancelled and replaced an existing employment agreement between the Company and Mr. MacPhee, dated December 20, 2004. Pursuant to the Agreement, Mr. MacPhee is employed as President, Branded Products Division, of the Company for an initial five-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. MacPhee), for which he is to be paid an annual base salary of $325,000, subject to review and increase by the Board of Directors of the Company (the "Board"), in its discretion. Mr. MacPhee also is entitled to an annual bonus as determined by the Board, in its discretion, with a target amount equal to 50% of his base salary. In connection with his appointment, Mr. MacPhee is entitled to participate in the Company's long-term incentive plans commensurate with his title and position.

In the event that Mr. MacPhee's employment is (i) terminated by the Company without cause (as such term is defined in the Agreement) or by Mr. MacPhee upon a material breach of the Agreement by the Company or (ii) not renewed by the Company, Mr. MacPhee is entitled to a severance payment equal to twice his annual base salary in effect at the applicable time plus (if Mr. MacPhee's non-renewal is not the result of his performance) an amount equal to his last cash bonus. If Mr. MacPhee's employment is terminated other than for cause within 12 months following a change of control (as such term is defined in the Agreement) of the Company, then Mr. MacPhee will have 24 months from the date of such termination to exercise any vested equity awards, so long as the applicable plan underlying the awards is still in effect and the awards have not expired at the time of exercise. If Mr. MacPhee's employment is terminated by the Company without cause or by Mr. MacPhee upon a material breach of the Agreement by the Company, then all equity awards previously granted to Mr. MacPhee will immediately vest and Mr. MacPhee will have 24 months from the date of such termination to exercise any equity awards granted, so long as the applicable plan underlying the awards is still in effect and the awards have not expired at the time of the exercise.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

10.1. Employment Agreement, dated as of January 6, 2006, by and between the Company and Mr. MacPhee

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated as of:  April 12, 2006


                                    PAR PHARMACEUTICAL COMPANIES, INC.
                                    ----------------------------------

                                                (Registrant)



                                    /s/ Thomas Haughey
                                    -----------------------------------------
                                    Name:  Thomas Haughey
                                    Title: Vice President and General Counsel

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                                  EXHIBIT INDEX


            EXHIBIT           DESCRIPTION

             10.1. Employment Agreement, dated as of January 6, 2006, by and between the Company and Mr. MacPhee